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EXTENSION OF LICENSING AGREEMENT

This Agreement is entered upon by:


Dr. F. Messi Cell Culture Technologies, Buhmrain 14, CH-8052 Zurich, Switzerland (hereinafter MESSI) and Bigmar Pharmaceuticals SA, via Pian Scairolo 6, CH-6917 Barbengo, Switzerland (hereinafter BIGMAR) on the day of November 1, 1995.

1) Premise

   MESSI has selected a particular CHO cell line (hereinafter CHOMESSI) and developed protein-free culture media for growing CHOMESSI.
   MESSI licensed CHOMESSI to Bioferment SA, Barbengo, Switzerland, on June 24, 1993.

   BIGMAR develops and manufactures industrial derivatives from pure cultures of biologics.

2) Purpose

   MESSI is interested in:      extending the CHOMESSI licence to BIGMAR.

   BIGMAR is interested in:     developing and commercialising pure culture
                                derivatives produced with CHOMESSI.

3) Obligations

   MESSI extends the licence of CHOMESSI to BIGMAR and guarantees that:
   - use of CHOMESSI don't cause infringement of any patent and is not bound to obligations with third parts;

   - CHOMESSI is deposited and preserved by a recognised international depository authority.

   BIGMAR agrees to only maintain and use CHOMESSI for the purpose described above and not to sublicensing CHOMESSI to third parts.

   BIGMAR will compensate MESSI with a yearly amount of CHF 25,000,--to be disbursed half-yearly, the first one being due May 30, 1996.


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   Any additional request to MESSI from BIGMAR part over and above the before said licensing, such as requests for scientific advice to be provided to MESSI, will be compensated in addition to the above mentioned licensing fee with yearly USD 15,000.-excl. travel expenses.

4) Confidentiality

   MESSI and BIGMAR agree not to disclose the content of this agreement or any of its parts to third parties. MESSI and BIGMAR agree to maintain confidentiality on any technical or financial information reciprocally exchanged, except:
   - Information which is or becomes part of the public knowledge through no fault of recipient;
   - Information required by the Health Authorities for the Registration and Marketing Approval of products or which disclosure is needed for the fulfillment of this Agreement;
   - Information which the recipient can show was already in its possession at the time of disclosure.
   This confidentiality will be maintained also after the termination of present Agreement.

5) Territory and exclusivity, Governing law and arbitration

   This license extension will not be restricted by territory or exclusivity clauses. This Agreement and the legal relationship of the parties hereto shall be construed in accordance with the laws of Switzerland.

6) Modifications and additions

   Modifications of any paragraph of the present Agreement can only be made by mutual written Agreement between MESSI and BIGMAR.

Dr. F. Messi Cell Culture Technologies      Bigmar Pharmaceuticals SA

Signature  /s/ Ferruccio Messi              Signature /s/ John Tramontana
           ___________________                        _____________________
Name:      Ferruccio Messi                  Name:  John Tramontana

Title:     Director                         Title: Chief Operating Officer

Date:      Oct 27, 1995                     Date:  November 6, 1995


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